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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-30786, 333-83346 and 333-86378) and in the related Prospectuses, and the Registration Statements (Form S-8 Nos. 2-90239, 2-92331, 2-96361, 33-30769, 33-31496, 33-31500, 33-38579, 33-50699, 33-52291, 33-58447, 33-65179, 333-22947, 333-30459, 333-45231, 333-35836, 333-70232, 333-85136, 333-87742 and 333-87788) of Hewlett-Packard Company of our report dated November 19, 2003, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company included in this Annual Report (Form 10-K) for the year ended October 31, 2003.

/s/ ERNST & YOUNG LLP
San Jose, California January 15, 2004

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  Exhibit 23
Consent of Independent Auditors